Exhibit 99.1

ENTROPIC COMMUNICATIONS REPORTS SECOND QUARTER RESULTS

Conference Call to be Webcast Today at 2:00 p.m. Pacific Time

San Diego, CA, August 5th, 2008 — Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon solutions to enable connected home entertainment, today reported its second quarter results for the period ended June 30, 2008. Entropic reported second quarter net revenues of $42.8 million, an increase of 2% compared with $42.0 million in the first quarter of 2008 and 63% higher than in the second quarter of 2007. The revenues in the second quarter of 2008 included revenues related to the acquisition of RF Magic, compared with the second quarter of 2007 which was prior to the acquisition.

In accordance with U.S. generally accepted accounting principles (GAAP), the company’s second quarter net loss was $6.4 million, or ($0.10) per share (basic and diluted) on 67.2 million weighted average shares outstanding. This compares with GAAP net loss of $3.9 million, or ($0.06) per share (basic and diluted) on 66.7 million weighted average shares outstanding, in the first quarter of 2008. Non-GAAP net income in the second quarter was $1.2 million, or $0.02 per diluted share on 73.4 million average shares outstanding, compared to non-GAAP net income of $3.2 million, or $0.04 per diluted share on 73.6 million average shares outstanding, in the first quarter of 2008.

“In the second quarter we delivered sequential revenue growth of 2%. This was our 17th consecutive quarter of revenue growth and our fourth consecutive quarter of non-GAAP net income,” said Patrick Henry, chairman and chief executive officer. “Since the close of the quarter, we have seen a dramatic slowdown in our MoCA business, specifically related to the Verizon FiOS deployment. Due to the sequential drop in Verizon FiOS subscriber growth in the second quarter and a resulting increase in inventory positions of MoCA-based customer premises equipment for Verizon, we expect significant softness in sales of our MoCA product line for the third quarter. We expect this situation to be partially mitigated by the ramp in our DBS outdoor unit business at DIRECTV. Our primary focus this quarter will be to drive new design wins across our product lines and to drive next generation product development efforts, while focusing on operating expense control.”

	Three months ended
(In millions, except per share data)	June 30, 2008	Mar. 31, 2008	June 30, 2007
Net revenues	$42.8	$42.0	$26.2
GAAP net loss	($6.4)	($3.9)	($23.8)
GAAP net loss per share (basic and diluted)	($0.10)	($0.06)	($3.82)
Non-GAAP net income (loss)[1]	$1.2	$3.2	($1.2)
Non-GAAP net income (loss) per share[1]	$0.02	$0.04	($0.20)

1.	Please refer to the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

Second Quarter Highlights

•

Expanded our product offering and technical talent with the April 3, 2008 acquisition of Vativ Technologies, a fabless semiconductor company that designs and markets HDMI compliant chips sold into consumer electronics equipment

•	Announced the compliance of Entropic Channel Stacking Switch (CSS) products with ASTRA Single Cable Low Noise Block (LNB) down converter technical specification

•	Announced an additional deployment of Entropic’s c.LINK Access technology in conjunction with QuiQom Systems in Europe

Other Recent Highlights

•	Expanded our relationship with EchoStar Technologies and announced that Entropic’s Band Translation Switch chips will be integrated in new EchoStar products available later this year

•

Announced that DIRECTV has incorporated Entropic’s CSS technology in DIRECTV’s SWM-ODU dish unit, a mainstream follow-on to this year’s earlier announcement of DIRECTV’s use of CSS technology in its MDU MFH-2 system

•

Extended our partnership with Actiontec to deliver high performance, next generation customer premise equipment for High-Speed Fiber network installations utilizing Entropic’s MoCA 1.1 compliant chipsets to enable superior network delivery of HD video

For More Information

Entropic management will be holding a conference call today, August 5, 2008, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s results for the second quarter and to provide guidance for the third quarter. You may access the conference call via any of the following:

Teleconference:	719-325-4863

Conference ID:	7496952

Web Broadcast:	http://ir.entropic.com/events.cfm

Replay:	719-457-0820

About Entropic Communications

Entropic Communications, Inc. is a leading fabless semiconductor company that designs, develops and markets system solutions that enable connected home entertainment. The company’s technologies significantly change the way high-definition television-quality video and other multimedia content such as movies, music, games and photos are brought into and delivered throughout the home. For more information please visit: www.entropic.com.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding sales of our MoCA product line for the third quarter, the ramp of our DBS outdoor unit business at DIRECTV, and our focus on driving new design wins and product development efforts while controlling operating expenses during the third quarter. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of customers for a substantial portion of our revenues; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for HD video and other multi-media content delivery and networking solutions based on the MoCA standard; the effects of competition; risks related to international operations including political and economic conditions in foreign markets; our ability to effectively integrate acquired businesses and realize the anticipated financial and strategic benefits from businesses we acquire; risks associated with adverse U.S. and international economic conditions; and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

Investor Contact:

Debra Hart

Director, Investor Relations

858/768-3852

debra.hart@entropic.com

Media Contacts:

Susan Huberman	Maria Canul
VP, Corporate Communications	GlobalFluency
858/768-3711	650/433-4173
susan.huberman@entropic.com	mcanul@globalfluency.com

# # #

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$42,836	$41,988	$26,207	$84,824	$46,233
Cost of net revenues	23,869	22,837	17,961	46,706	32,492

Gross profit	18,967	19,151	8,246	38,118	13,741
Operating expenses:
Research and development	15,678	13,313	6,699	28,990	10,889
Sales and marketing	4,455	4,144	1,859	8,599	3,359
General and administrative	3,541	3,523	1,631	7,064	2,398
Write off of in-process research and development	1,300	—	21,400	1,300	21,400
Amortization of purchased intangibles	713	596	42	1,309	42
Restructuring charges (1)	(10)	1,079	—	1,069	—

Total operating expenses	25,677	22,655	31,631	48,331	38,088

Loss from operations	(6,710)	(3,504)	(23,385)	(10,213)	(24,347)
Other income (expense), net	191	(198)	(337)	(7)	(487)

Loss before income taxes	(6,519)	(3,702)	(23,722)	(10,220)	(24,834)

Income tax expense	(72)	154	—	82	—

Net loss before accretion of redeemable convertible preferred stock	(6,447)	(3,856)	(23,722)	(10,302)	(24,834)
Accretion of redeemable convertible preferred stock	—	—	(31)	—	(63)

Net loss attributable to common stockholders	$(6,447)	$(3,856)	$(23,753)	$(10,302)	$(24,897)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.10)	$(0.06)	$(3.82)	$(0.15)	$(4.33)

Weighted average shares (basic and diluted)	67,215	66,662	6,223	67,023	5,756

(1)	The restructuring charges are related to exiting the lease agreement for the company’s former headquarters in San Diego, California, as well as charges for the impairment or property and equipment and other long term assets.

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2008	March 31, 2008	December 31, 2007
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,027	$16,545	$51,533
Marketable securities	12,009	18,586	2,965
Accounts receivable, net	35,588	37,852	24,489
Inventory	21,079	14,242	15,332
Prepaid expenses and other current assets	1,925	2,004	2,238

Total current assets	87,628	89,229	96,557
Property and equipment, net	12,612	12,027	8,952
Intangible assets, net	33,185	32,309	34,145
Goodwill	88,082	86,256	86,256
Other long-term assets	283	389	416

Total assets	$221,790	$220,210	$226,326

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	22,141	19,053	18,909
Accrued payroll and benefits	5,490	4,314	4,253
Deferred revenues	187	303	303
Current portion of line of credit and loans payable	—	—	2,860
Current portion of software licenses and capital lease obligations	119	268	384

Total current liabilities	27,937	23,938	26,709
Stock repurchase liability	1,208	1,591	1,765
Lines of credit and loans payable	—	—	5,547
Other long-term liabilities	3,165	3,061	1,907
Commitments and contingencies
Stockholders’ equity	189,480	191,620	190,398

Total liabilities and stockholders’ equity	$221,790	$220,210	$226,326

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except per share amounts)

This press release contains the following non-GAAP financial measures: net income (loss) and net income (loss) per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income (loss) and net income (loss) per share exclude stock-based compensation expense, inventory step-up costs, amortization of developed technology and purchased intangible assets, and in-process research and development charges.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
GAAP net loss attributable to common shareholders	$(6,447)	$(3,856)	$(23,753)	$(10,302)	$(24,897)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	64	46	3	110	3
Research and development	1,829	1,758	397	3,587	450
Sales and marketing	611	623	145	1,234	210
General and administrative	868	1,197	186	2,065	208

Total stock-based compensation	3,372	3,624	731	6,996	871
Acquisition-related items:
Amortization of purchased intangible assets:
Cost of net revenues	1,590	1,240	—	2,830	—
Operating expenses	713	596	42	1,309	42
Restructuring charges	(10)	1,079	—	1,069	—
Write off of in-process research and development	1,300	—	21,400	1,300	21,400
Vativ retention bonuses and related payroll taxes	698	—	—	698	—
Write off of debt issuance costs	—	476	—	476	—
Loss on fair value of preferred stock warrant liabilities	—	—	340	—	612

Total of non-GAAP adjustments	7,663	7,015	22,513	14,678	22,925

Non-GAAP net income (loss)	$1,216	$3,159	$(1,240)	$4,376	$(1,972)

GAAP weighted average shares (basic)	67,215	66,662	6,223	67,023	5,756
Non-GAAP adjustment for dilutive shares (a)	6,146	6,980	—	6,429	—

Non-GAAP weighted average shares (diluted)	73,361	73,642	6,223	73,452	5,756

GAAP net loss per share (basic and diluted)	$(0.10)	$(0.06)	$(3.82)	$(0.15)	$(4.33)
Non-GAAP adjustments detailed above (a)	0.12	0.10	3.62	0.21	3.99

Non-GAAP net income (loss) per share (diluted)	$0.02	$0.04	$(0.20)	$0.06	$(0.34)

(a)	Shares included for calculating diluted earnings per share for periods with non-GAAP net income. For the periods shown with a net loss, no shares were included for the diluted earnings per share calculation, as including such shares would be antidilutive.

ENTROPIC COMMUNICATIONS, INC.

Non-GAAP Supplemental Financial Information

(Unaudited; in thousands, except percentage data)

The following table sets forth certain non-GAAP financial measures used in calculating Entropic’s non-GAAP net income (loss) for the periods presented. Such non-GAAP financial measures are based upon Entropic’s unaudited consolidated statements of operations for the periods presented and give effect to certain adjustments identified in the table. The presentation of such non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, investors should not rely on the results of prior periods as an indication of Entropic’s future performance.

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
NET REVENUES:	$42,836	$41,988	$26,207	$84,824	$46,233
COST OF NET REVENUES:
GAAP cost of net revenues	$23,869	$22,837	$17,961	$46,706	$32,492
Add:
Stock-based compensation expense	64	46	3	110	3
Amortization of developed technology	1,590	1,240	—	2,830	—

Non-GAAP cost of net revenues	$22,215	$21,551	$17,958	$43,766	$32,489

GROSS PROFIT:
GAAP gross profit	$18,967	$19,151	$8,246	$38,118	$13,741
Add:
Stock-based compensation expense	64	46	3	110	3
Amortization of developed technology	1,590	1,240	—	2,830	—

Non-GAAP gross profit	$20,621	$20,437	$8,249	$41,058	$13,744

GAAP gross margin	44.3%	45.6%	31.5%	44.9%	29.7%
Non-GAAP gross margin	48.1%	48.7%	31.5%	48.4%	29.7%
OPERATING EXPENSES:
GAAP operating expenses	$25,677	$22,655	$31,631	$48,331	$38,088
Less:
Stock-based compensation expense	3,308	3,578	728	6,886	868
Amortization of purchased intangibles	713	596	42	1,309	42
Write off of in-process research and development	1,300	—	21,400	1,300	21,400
Retention bonuses	698	—	—	698	—
Restructuring charges	(10)	1,079	—	1,069	—

Non-GAAP operating expenses	$19,668	$17,402	$9,461	$37,069	$15,778

OTHER INCOME (EXPENSE), NET:
GAAP other income (expense), net	$191	$(198)	$(337)	$(7)	$(487)
Add:
Loss on fair value of preferred stock warrant liabilities	—	—	340	—	612
Write off of debt issuance costs	—	476	—	476	—

Non-GAAP other income (expense), net	$191	$278	$3	$469	$125

INCOME TAX BENEFIT (PROVISION):	$72	$(154)	$—	$(82)	$—
ACCRETION OF REDEEMABLE CONVERTIBLE PREFERRED STOCK:	$—	$—	$(31)	$—	$(63)
RESEARCH AND DEVELOPMENT EXPENSE:
GAAP research and development	$15,678	$13,313	$6,699	$28,990	$10,889
Less:
Vativ retention bonuses and related payroll taxes	648	—	—	648	—
Stock-based compensation expense	1,829	1,758	397	3,587	450

Non-GAAP research and development	$13,201	$11,555	$6,302	$24,755	$10,439

SALES AND MARKETING EXPENSE:
GAAP sales and marketing	$4,455	$4,144	$1,859	$8,599	$3,359
Less:
Vativ retention bonuses and related payroll taxes	50	—	—	50	—
Stock-based compensation expense	611	623	145	1,234	210

Non-GAAP sales and marketing	$3,794	$3,521	$1,714	$7,315	$3,149

GENERAL AND ADMINISTRATIVE EXPENSE:
GAAP general and administrative	$3,541	$3,523	$1,631	$7,064	$2,398
Less: stock-based compensation expense	868	1,197	186	2,065	208

Non-GAAP general and administrative	$2,673	$2,326	$1,445	$4,999	$2,190